Exhibit 10.1

FORM OF EXTENSION OF TERM

OF EMPLOYMENT PERIOD

MEMORANDUM

To:
From:	Patricia Smith Lawler,
EVP/Human Resources Division
Re:	Extension of Employment Period
Date:	April , 2011

The Board of Directors of BankFinancial Corporation (the “Company”) and its Human Resources Committee have completed their annual review of your Employment Agreement with the Company dated                     , and have determined to offer to amend your Employment Agreement to extend the term of the “Employment Period” as referenced in Section 2(a) of your Employment Agreement to                     .

If you are agreeable to amending your Employment Agreement to extend the term of the Employment Period as provided above, please sign and date this document in the space indicated below and return it to me by no later than                     .

If you do not sign and return this document to me by such date, the term of your Employment Period and the Anniversary Date applicable to your Employment Agreement will remain unchanged.

Name:

Signature:

Date: